EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT





COMPANY                                             JURISDICTION OF REGISTRANT

Direct Merchants Credit .......                     National Banking Association
Card Bank, National Association
(d/b/a Direct Merchants Bank)


Metris Direct, Inc. ...........                     Minnesota
(d/b/a Metris Direct)


Metris Receivables, Inc. ......                     Delaware


Metris Funding Co. ............                     Delaware


Metris Asset Funding Co. ......                     Delaware


Metris Direct Services, Inc. ..                     Delaware